UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On February 1, 2024, Elizabeth L. Burger tendered her resignation as Senior Vice President, Chief Human Resources Officer of Flowserve Corporation, a New York corporation, in order to accept a position as EVP and chief human resources officer at another publicly traded company. Ms. Burger will continue in her current role until her departure on March 1, 2024. Susan C. Hudson, the Company’s Senior Vice President and Chief Legal Officer, will then assume Ms. Burger’s responsibilities on an interim basis, until a replacement is identified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: February 6, 2024	By:	/S/ AMY B. SCHWETZ
Amy B. Schwetz
Senior Vice President, Chief Financial Officer